Exhibit 23.2



                          CONSENT OF ERNST & YOUNG LLP,

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PhotoWorks, Inc. 1999 Stock Incentive Compensation Plan and the Non-Qualified Option Agreement for Philippe Sanchez of our report dated October 29, 2004 (except Note B, as to which the date is December 22, 2004), with respect to the consolidated financial statements and schedule of PhotoWorks, Inc. included in its Annual Report (Form 10-K) for the year ended September 25, 2004, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

Seattle, Washington

December 23, 2004